Exhibit 99.1

Andy Omiridis, EVP & CFO AMERISAFE 337.463.9052

AMERISAFE ANNOUNCES 2023 FIRST QUARTER RESULTS

Reports Return on Equity of 21.3% and Net Combined Ratio of 82.2%

DeRidder, LA – April 26, 2023—AMERISAFE, Inc. (Nasdaq: AMSF), a specialty provider of workers’ compensation insurance focused on high hazard industries, today announced results for the first quarter ended March 31, 2023.

	Three Months Ended March 31,
	2023	2022	% Change
	(in thousands, except per share data)
Net premiums earned	$69,181	$67,556	2.4%
Net investment income	7,433	6,113	21.6%
Net realized gains on investments (pre-tax)	258	738	-65.0%
Net unrealized gains on equity securities (pre-tax)	1,369	1,040	NM
Net income	17,339	17,331	0.0%
Diluted earnings per share	$0.90	$0.89	1.1%
Operating net income	16,054	15,926	0.8%
Operating earnings per share	$0.83	$0.82	1.2%
Book value per share	$17.38	$20.46	-15.1%
Net combined ratio	82.2%	80.1%
Return on average equity	21.3%	17.4%

G. Janelle Frost, President and Chief Executive Officer commented, “AMERISAFE’s first quarter results reflect the company’s disciplined approach to risk selection and adequate pricing within the high-hazard workers’ compensation market. Continued competition and rate decreases were more than offset by positive audit premiums resulting in top-line growth of 6.0%, combined ratio of 82.2% and annualized ROE of 21.3%. With the support of a strong balance sheet, AMERISAFE is well-positioned for solid performance in the current market, and we remain confident in our ability to create long-term value for shareholders.”

INSURANCE RESULTS

	Three Months Ended March 31,
	2023	2022	% Change
	(in thousands)
Gross premiums written	$82,487	$77,791	6.0%

Net premiums earned	69,181	67,556	2.4%
Loss and loss adjustment expenses incurred	39,009	37,741	3.4%
Underwriting and certain other operating costs, commissions, salaries and benefits	16,982	15,113	12.4%
Policyholder dividends	931	1,189	-21.7%

Underwriting profit (pre-tax)	$12,259	$13,513	-9.3%

Insurance Ratios:
Current accident year loss ratio	71.0%	71.0%
Prior accident year loss ratio	-14.6%	-15.1%

Net loss ratio	56.4%	55.9%
Net underwriting expense ratio	24.5%	22.4%
Net dividend ratio	1.3%	1.8%

Net combined ratio	82.2%	80.1%

•

Voluntary premium on policies written in the quarter decreased 1.1% compared with the first quarter of 2022, primarily due to continued declines in approved loss costs in the states we write business. The average decline in approved loss costs for the first quarter of 2023 was 6.8% versus the first quarter of 2022.

•	Payroll audits and related premium adjustments increased premiums written by $8.9 million in the first quarter of 2023, compared to an increase of $2.8 million in the first quarter of 2022.

•

The loss ratio for the first quarter was 56.4%, compared to 55.9% in the first quarter of 2022. During the quarter, the Company experienced favorable net loss reserve development for prior accident years, which reduced loss and loss adjustment expenses by $10.1 million, primarily from accident years 2016 through 2020.

•

For the quarter ended March 31, 2023, the underwriting expense ratio was 24.5%, which included a $3.3 million increase in profit sharing reinsurance commission, versus a 22.4% in the same quarter of 2022, which included a $3.8 million return of assessments from the Minnesota Workers Compensation Reinsurance Association. The balance of the increase in expense for the first quarter of 2023 versus the first quarter of 2022 is primarily due to an increase in commissions and professional fees.

•

The effective tax rate for the quarter ended March 31, 2023 was 19.5% compared with 19.1% for March 31, 2022. The rate was slightly higher than last year due to a decrease in the proportion of tax-exempt interest income relative to underwriting profit.

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INVESTMENT RESULTS

	Three Months Ended March 31,
	2023	2022	% Change
	(in thousands)
Net investment income	$7,433	$6,113	21.6%
Net realized gains on investments (pre-tax)	258	738	-65.0%
Net unrealized gains on equity securities (pre-tax)	1,369	1,040	NM
Pre-tax investment yield	3.1%	2.3%
Tax-equivalent yield (1)	3.5%	2.7%

(1)	The tax equivalent yield is calculated using the effective interest rate and the appropriate marginal tax rate.

•	Net investment income for the quarter ended March 31, 2023, increased 21.6% to $7.4 million from $6.1 million in the first quarter of 2022, due to higher yields on cash and fixed-income securities.

•	Net unrealized gains on equity securities were $1.4 million in the first quarter as a result of generally favorable equity market returns during the quarter.

•	As of March 31, 2023, the carrying value of AMERISAFE’s investment portfolio, including cash and cash equivalents, was $961.1 million.

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CAPITAL MANAGEMENT

During the first quarter of 2023, the Company paid a regular quarterly cash dividend of $0.34 per share on March 24, 2023 which represented a 9.7% increase in the quarterly dividend compared with 2022. On April 25, 2023 the Company’s Board of Directors declared a quarterly cash dividend of $0.34 per share, payable on June 23, 2023 to shareholders of record as of June 16, 2023.

Book value per share at March 31, 2023 was $17.38, an increase of 4.9% from $16.57 at December 31, 2022.

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SUPPLEMENTAL INFORMATION

	Three Months Ended March 31,
	2023	2022
	(in thousands, except share and per share data)
Net income	$17,339	$17,331
Less:
Net realized gains on investments	258	738
Net unrealized gains on equity securities	1,369	1,040
Tax effect (1)	(342)	(373)

Operating net income (2)	$16,054	$15,926

Average shareholders’ equity (3)	$325,144	$397,298
Less:
Average accumulated other comprehensive income	(11,656)	6,797

Average adjusted shareholders’ equity (2)	$336,800	$390,501

Diluted weighted average common shares	19,235,411	19,430,824
Return on average equity (4)	21.3%	17.4%
Operating return on average adjusted equity (2)	19.1%	16.3%
Diluted earnings per share	$0.90	$0.89
Operating earnings per share (2)	$0.83	$0.82

(1)	The tax effect of net realized losses on investments and net unrealized gains (losses) on equity securities is calculated with an effective tax rate of 21%.
(2)

Operating net income, operating return on average adjusted equity and operating earnings per share are non-GAAP financial measures. Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures.

(3)	Average shareholders’ equity is calculated by taking the average of the beginning and ending shareholders’ equity.
(4)	Return on average equity is calculated by dividing the annualized net income by the average shareholders’ equity.

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CONFERENCE CALL INFORMATION

AMERISAFE has scheduled a conference call for April 27, 2023, at 10:30 AM Eastern Time to discuss the results for the quarter and comment on future periods. To participate in the conference call, dial 323-794-2423 (Conference Code 595703) at least ten minutes before the call begins.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the “Investor Relations Home” page of the “Investors” section of the Company’s website (http://www.amerisafe.com). To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call at the same website location.

ABOUT AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, logging and lumber, agriculture, and manufacturing. AMERISAFE actively markets workers’ compensation insurance in 27 states.

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FORWARD LOOKING STATEMENTS

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” or similar words are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans and performance. These statements are based on management’s estimates, assumptions and projections as of the date of this release and are not guarantees of future performance and include statements regarding management’s views and expectations of the workers’ compensation market, the Company’s growth opportunities, underwriting margins and actions by competitors. Actual results may differ materially from the results expressed or implied in these statements if the underlying assumptions prove to be incorrect or as the results of risks, uncertainties and other factors on the business and operations of the Company and our policyholders and the market value of our investment portfolio. Additional factors that may affect our results are set forth in the Company’s filings with the Securities and Exchange Commission, including AMERISAFE’s Annual Report on Form 10-K. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

- Tables to Follow -

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands)

	Three Months Ended March 31,
	2023	2022
	(unaudited)
Revenues:
Gross premiums written	$82,487	$77,791
Ceded premiums written	(4,179)	(2,559)

Net premiums written	$78,308	$75,232

Net premiums earned	$69,181	$67,556
Net investment income	7,433	6,113
Net realized gains on investments	258	738
Net unrealized gains on equity securities	1,369	1,040
Fee and other income	197	113

Total revenues	78,438	75,560

Expenses:
Loss and loss adjustment expenses incurred	39,009	37,741
Underwriting and other operating costs	16,982	15,113
Policyholder dividends	931	1,189
Provision for investment related credit loss expense (benefit)	(19)	95

Total expenses	56,903	54,138

Income before taxes	21,535	21,422
Income tax expense	4,196	4,091

Net income	$17,339	$17,331

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income (cont.)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
	(unaudited)
Basic EPS:
Net income	$17,339	$17,331

Basic weighted average common shares	19,131,356	19,332,006
Basic earnings per share	$0.91	$0.90
Diluted EPS:
Net income	$17,339	$17,331

Diluted weighted average common shares:
Weighted average common shares	19,131,356	19,332,006
Restricted stock and RSUs	104,055	98,818

Diluted weighted average common shares	19,235,411	19,430,824
Diluted earnings per share	$0.90	$0.89

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	March 31, 2023	December 31, 2022
	(unaudited)
Assets
Investments	$919,856	$888,987
Cash and cash equivalents	41,210	61,469
Amounts recoverable from reinsurers	118,142	125,677
Premiums receivable, net	137,051	121,713
Deferred income taxes	21,658	22,794
Deferred policy acquisition costs	18,629	17,401
Other assets	31,708	31,238

	$1,288,254	$1,269,279

Liabilities and Shareholders’ Equity
Liabilities:
Reserves for loss and loss adjustment expenses	$686,652	$696,037
Unearned premiums	124,103	114,976
Insurance-related assessments	17,594	17,653
Other liabilities	127,050	123,181
Shareholders’ equity	332,855	317,432

Total liabilities and shareholders’ equity	$1,288,254	$1,269,279

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